UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2018

Jones Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36006	80-0907968
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

807 Las Cimas Parkway, Suite 350

Austin, Texas

(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 328-2953

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 7.01.             Regulation FD Disclosure

Jones Energy, Inc. (together with its subsidiaries, the “Company”) and its advisors have been engaged in discussions with certain beneficial holders of the Company’s funded debt and equity (the “Holders”) regarding a potential transaction addressing the Company’s debt and equity.

Since February 2018, the Holders have been party to that certain cooperation agreement (the “Cooperation Agreement”), pursuant to which they have, among other things, pledged to negotiate with the Company collectively through a group of such Holders regarding any transaction involving the Company’s 6.75% senior notes due 2022 (the “2022 Notes”) and 9.25% senior notes due 2023 (the “2023 Notes”). Following execution of the Cooperation Agreement, the Holders made a proposal to the Company in April 2018 based on publicly available information which, among other things, contemplated a partial equitization of the 2022 Notes and 2023 Notes and potential issuance of additional second lien debt.

In August 2018, to facilitate discussions between the Company and the Holders regarding a potential transaction, the Company and various Holders each entered into a confidentiality agreement (collectively, the “NDAs”).

Pursuant to the NDAs, the Company agreed to disclose publicly after a specified period if certain conditions were met that the Company and the Holders had engaged in negotiations concerning a potential transaction and information regarding such negotiations. The information included in this Current Report on Form 8-K is being furnished to satisfy the Company’s public disclosure obligations under the NDAs.

Attached hereto as Exhibit 99.1 are (a) certain financial and operational information provided to the Holders under the NDAs; (b) the material terms of a proposed transaction provided by the Company to the Holders; and (c) a counterproposal of material terms of a proposed transaction provided by the Holders to the Company. No agreement has been reached with respect to the above discussions. Further, the DrillCo that appeared imminent on the date of the accompanying presentation did not close. The Company has chosen to defer its pursuit of a DrillCo financing.

The information set forth in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is not an offer to sell or exchange, or solicitation of an offer to buy, any securities, or a solicitation of consents with respect to any securities.

The information set forth in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such filings. The filing of this Item 7.01, including Exhibit 99.1, of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01.          Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit	Description

99.1	Discussion Materials provided in connection with discussions with Holders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES ENERGY, INC.

Date: October 15, 2018	By:	/s/ Carl F. Giesler, Jr.
Carl F. Giesler, Jr.
Chief Executive Officer